Exhibit 5.1

June 10, 2014

Adeptus Health Inc.

2941 South Lake Vista, Suite 200

Lewisville, Texas 75067

Ladies and Gentlemen:

We have acted as counsel to Adeptus Health Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of an aggregate of 5,635,000 shares of Class A Common Stock, par value $0.01 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Shares”), up to 4,900,000 Shares of which are being offered by the Company (the “Company Firm Shares”), up to 191,756 Shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by the Company (together with the Company Firm Shares, the “Company Shares”) and up to 543,244 Shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by SCP III AIV THREE-FCER Conduit, L.P. (the “Selling Stockholder”) (the “Selling Stockholder Shares”).

We have examined the Registration Statement and forms of the Stockholders’ Agreement, by and among the Company and the stockholders named therein (the “Stockholders’ Agreement”), the Amended and Restated Limited Liability Company Agreement of Adeptus Health LLC, by and among the parties set forth as Members on Exhibit A thereto (the “LLC

Agreement”), the Agreement and Plan of Merger, by and among the Company, SCP III AIV THREE-FCER Blocker, Inc. and the Selling Stockholder (the “Merger Agreement” and, together with the Stockholders’ Agreement and the LLC Agreement, the “Reorganization Agreements”), the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”) and the Amended and Restated Bylaws of the Company, each of which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Amended Certificate has been duly filed with the Secretary of State of the State of Delaware, (1) upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Company Shares will be validly issued, fully paid and nonassessable and (2) upon the consummation of the transactions contemplated by the Reorganization Agreements, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP